UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2019
 ____________________________________________________________________
OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)
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Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
Background
On February 22, 2019, Oasis Midstream Partners LP (the “Partnership”) entered into a memorandum of understanding (the “MOU”) with Oasis Petroleum Inc. (“Oasis Petroleum”) regarding the funding of Bobcat DevCo LLC’s (“Bobcat DevCo”)’s expansion capital expenditures for the 2019 calendar year (the “2019 Capital Expenditures Arrangement”). As of December 31, 2018, the Partnership indirectly owned a 25% interest in Bobcat DevCo and Oasis Petroleum owned the remaining 75% interest. Pursuant to the Amended and Restated Limited Liability Company Agreement of Bobcat DevCo LLC, as amended (the “First A&R Bobcat LLCA”), the Partnership and Oasis Petroleum are each required to make pro-rata capital contributions to Bobcat DevCo in accordance with their respective percentage ownership interests in Bobcat DevCo. Pursuant to the MOU, the Partnership has agreed to make up to $80 million of capital contributions to Bobcat DevCo that Oasis Petroleum would otherwise be required to contribute under the First A&R Bobcat LLCA.

Amendment to limited liability company agreements of Bobcat DevCo LLC and Beartooth DevCo LLC
In connection with execution of the MOU, the Partnership and Oasis Petroleum have amended the First A&R Bobcat LLCA and entered into the Second Amended and Restated Limited Liability Company Agreement of Bobcat DevCo (the “Second A&R Bobcat LLCA”). The Second A&R Bobcat LLCA includes provisions applicable to the disproportionate capital contributions that the Partnership will make to Bobcat DevCo in connection with the 2019 Capital Expenditures Arrangement. Additionally, on February 22, 2019, the Amended and Restated Limited Liability Company Agreement of Beartooth DevCo LLC, as amended, was amended and restated by the Second Amended and Restated Limited Liability Company of Beartooth DevCo LLC (the “Second A&R Beartooth LLCA”) to include similar provisions as are contained in the Second A&R Bobcat LLCA.
The foregoing description is qualified in its entirety by reference to the full text of each of the Second A&R Bobcat LLCA and the Second A&R Beartooth LLCA, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Relationships
Oasis Petroleum LLC (“Oasis LLC”) is a direct wholly owned subsidiary of Oasis Petroleum, and OMS Holdings LLC (“OMS Holdings”) is a direct wholly owned subsidiary of Oasis LLC. OMS Holdings holds 100% of the limited liability company interests in Oasis Midstream Services LLC (“OMS”) and all of the Class A Units of the OMP GP LLC, the general partner of the Partnership (the “General Partner”), which are vested with all management rights with respect to the General Partner and have the right to approximately 90% of the economic benefits associated with the General Partner. The General Partner holds the non-economic general partner interest of the Partnership and the right to receive the incentive distribution rights, as described in the Amended and Restated Agreement of Limited Partnership of the Partnership. OMS Holdings holds 9,075,000 common units and 13,750,000 subordinated units representing limited partner interests in the Partnership, accounting for approximately 67.6% of the limited partner interests in the Partnership. OMP Operating LLC (“OMP Operating”) is a direct, wholly owned subsidiary of the Partnership. OMP Operating holds a 25% controlling limited liability company interest in Bobcat DevCo and a 70% controlling limited liability company interest in Beartooth DevCo. As a result of the foregoing relationships, certain individuals, including officers and directors of Oasis Petroleum, Oasis LLC, OMS Holdings, OMS and the General Partner, serve as officers and/or directors of more than one of such other entities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Second Amended and Restated Limited Liability Company Agreement of Bobcat DevCo LLC, dated as of February 22, 2019, by and between OMP Operating LLC, as the managing member, and Oasis Midstream Services LLC, as a member.

10.2
Second Amended and Restated Limited Liability Company Agreement of Beartooth DevCo LLC, dated as of February 22, 2019, by and between OMP Operating LLC, as the managing member, and Oasis Midstream Services LLC, as a member.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersignend thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP (Registrant)

Date: February 28, 2019	By:	OMP GP LLC, its general partner

	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary